For Immediate Release

Pricester's Shopping Mall to Go Worldwide

Hollywood, FL [May 8, 2007] - Pricester.com, Inc. (PRCC: OTCBB), which operates an innovative Internet shopping portal and provides cost-effective website development and Internet marketing services, has announced the development of a comprehensive online shopping mall that is international in scope.

Pricester's unveiling of Copia World (http://www.copiaworld.com) will initially provide links to thousands of merchants on four continents. Copia World is the next phase of Pricester's business plan to become a world leader in internet commerce. Last week the company opened an international office in Richmond, British Columbia, Canada.

Copia World will enable consumers to access retailers having an international reputation such as vintage wines from France, leather goods from Italy or the latest in high-tech gadgetry from Japan.

Last year domestic retail sales in Q3 surpassed $992 Billion according to the US Census Bureau with only $27 Billion attributed to e-commerce. It had reported that internet shopping was growing 5 times faster than any other retail sector. Similar data concerning international retailing in developed countries tells the same story.

Pricester CEO Ed Dillon commented, "The Internet has brought the world closer together and our developing Copia World will bring retailers and products from all over the world right onto your desk in a single location."

Pricester's Copia World, in addition to servicing global-minded consumers, also holds potential for substantial added revenue for the company. Servicing only the US market last year, Pricester saw its revenues triple and had over 2 million visitors to its website.

"The potential is enormous", Dillon continued, "The revenue streams from affiliate programs and advertisers could be substantial. The prototypes of Copia World have been very impressive and we're looking forward to launching a market-worthy product as soon as possible. The world is a big place, and as the Copia World concept gains momentum, we'll be adding more countries and quality retailers to the online mall".

About Pricester.Com
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those same listed products and services.
The Pricester.Com logo is available at
http://www.primezone.com/newsroom/prs/?pkgid=2804

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.
This press release has been submitted to
http://www.TOP10PressReleases.com for investors to vote on and help
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CONTACT:   Pricester.com, Inc.
          Investor Relations
          Ed Dillon
          (954) 272-1200
          edillon@pricester.com


AGORACOM Investor Relations
prcc@agoracom.com
http://agoracom.com/ir/pricester
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